UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010

Morton’s Restaurant Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-12692	13-3490149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 North LaSalle Street, Suite 500

Chicago, Illinois 60654

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 923-0030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 11, 2010, Morton’s Restaurant Group, Inc. (the “Company”) held its annual meeting of stockholders to vote on the following proposals:

Proposal 1: The Board of Directors recommended four nominees as Class II directors to stand for election at the 2010 annual meeting and each of the nominees were elected by a plurality of votes cast by shares entitled to vote at the meeting. Therefore, in accordance with the voting results listed below, the nominees were elected to serve until the 2013 annual meeting and until their successors have been elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Dr. John J. Connolly	12,234,995	64,035	4,467,337
Robert A. Goldschmidt	12,250,051	46,979	4,469,337
Alan A. Teran	12,259,051	48,979	4,458,337
Justin B. Wender	12,231,051	67,979	4,467,337

Proposal 2: The Audit Committee selected KPMG LLP to serve as the independent registered public accounting firm for the Company for fiscal year 2010. The Board of Directors directed that the appointment of the independent accountants be submitted for ratification by the stockholders at the 2010 annual meeting. Therefore, in accordance with the voting results listed below, KPMG LLP will serve as the independent registered public accounting firm for the Company for fiscal year 2010.

For	Against	Abstain
14,278,940	101,950	3,631

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morton’s Restaurant Group, Inc.

Date: May 28, 2010	/S/ RONALD M. DiNELLA
Ronald M. DiNella
Senior Vice President, Chief Financial Officer And Treasurer